Exhibit 10.27.3

AMENDMENT NO. 3 TO

MASTER REPURCHASE AGREEMENT

This AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of June 19, 2013 by and between Bank of America, N.A. (“Buyer”) and loanDepot.com, LLC (“Seller”). This Amendment amends that certain Master Repurchase Agreement by and between Buyer and Seller, dated as of December 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendments. Effective as of June 19, 2013, the Agreement is hereby amended as follows:

(a)	Section 4.7 is hereby amended by deleting such section and replacing it with the following (with the added language underlined for ease of review):

“4.7 Application of Payments from Seller or Approved Investors. Unless Buyer determines otherwise, payments made directly by Seller or an Approved Investor to Buyer shall be applied in the following order of priority:

(a)	first, to any amounts due and owing to Buyer pursuant to Section 6.3.

(b)	second, to all costs, expenses and fees incurred or charged by Buyer under this Agreement that are due and owing and related to the Transaction in connection with which the payment is made;

(c)	third, to all costs, expenses and fees incurred or charged by Buyer under this Agreement that are due and owing and not related to a specific Transaction;

(d)	fourth, to the price differential then due and owing and the outstanding Purchase Price, in each case, on the Purchased Asset in connection with which the payment is made;

(e)	fifth, to the price differential due and owing and the outstanding Purchase Prices, in each case, on any other Purchased Assets; and

(f)	sixth, to the amount of all other obligations then due and owing by Seller to Buyer under this Agreement and the other Principal Agreements.

Buyer and Seller intend and agree that all such payments shall be “settlement payments” as such term is defined in Bankruptcy Code Section 741(8). After the settlement payments have been applied as set forth above, Buyer shall deposit in the Over/Under Account any amounts that remain.”

(b)	Section 6.2 is hereby amended by deleting 6.2(c) and replacing it with the following (with the added language underlined for ease of review):

“(c) Interim Servicing Period; No Servicing Fee or Income. Seller’s or the Servicer’s, as applicable, right to interim service a Purchased Mortgage Loan shall commence on the related Purchase Date and shall automatically terminate without notice on the earlier of (i) thirty (30) days after the related Purchase Date or (ii) the actual date Seller repurchases the Purchased Mortgage Loan. If the interim servicing period expires with respect to any Purchased Mortgage Loan for any reason other than Seller repurchasing such Purchased Mortgage Loan, then such interim servicing period shall automatically terminate if not renewed by Buyer; provided, that Buyer shall be deemed to have renewed such interim servicing term if Buyer enters into a new Transaction in respect of such Purchased Mortgage Loan. In connection with any such renewal, Seller or the Servicer, as applicable, shall continue to interim service the Purchased Mortgage Loan for a thirty (30) day extension period. Absent any such extension of the interim servicing period, Seller or the Servicer, as applicable, shall transfer servicing of the Mortgage Loan to Buyer or its designee in accordance with the instructions of Buyer and any other applicable requirements of this Agreement. For the avoidance of doubt, upon expiration of the interim servicing period (including the expiration of any extension period) with respect to any Purchased Mortgage Loan, Seller shall have no right to service the related Purchased Mortgage Loan nor shall Buyer have any obligation to extend the interim servicing period (or continue to extend the interim servicing period), it being understood that upon such expiration, Seller shall promptly transfer the servicing of the related Purchased Mortgage Loan to Buyer or its designee in accordance with the instructions of Buyer and any other applicable requirements of this Agreement. Buyer shall have no obligation to pay Seller or the Servicer, as applicable, nor shall Seller or the Servicer, as applicable, has any right to deduct or retain, any servicing fee or similar compensation in connection with the interim servicing of a Purchased Mortgage Loan.”

(c)	Section 9.9 is hereby amended by deleting such section and replacing it with the following (with the added language underlined for ease of review):

“9.9 Fidelity Bonds and Insurance. Seller shall maintain an insurance policy, in a form and substance satisfactory to Buyer, covering against loss or damage relating to or resulting from any breach of fidelity by Seller, or any officer, director, employee or agent of Seller, any loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and errors and omissions, such that Buyer shall have the right to pursue any claim for coverage available to any named insured to the full extent allowed by law. This policy shall name Buyer as a loss payee with an unlimited right of action and shall provide coverage in an amount as required by Fannie Mae’s Selling Guide. Following approval by Buyer of a specific insurance policy, Seller shall not amend, cancel, suspend or otherwise change such policy without the prior written consent of Buyer.”

(d)	Section 11.1 is hereby amended by deleting 11.1(b) and replacing it with the following (with the added language underlined for ease of review):

“(b)	(i) Seller or any Subsidiary or Affiliate of Seller shall default under, or fail to perform as required under, or shall otherwise breach the terms of any loan agreement, note, mortgage, security agreement, indenture, guaranty, instrument, contract or other agreement between Seller or such other entity, on the one hand, and Buyer or any of Buyer’s Affiliates on the other; or (ii) Seller or any Subsidiary or Affiliate of Seller shall default under, or fail to perform as required under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds or any other material agreement entered into by Seller or such other entity and any third party, which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder or shall otherwise fail to pay a matured Debt obligation in excess of $500,000;”

(e)	Section 11.1 is hereby amended by deleting 11.1(h) and replacing it with the following (with the added language underlined for ease of review):

“(h)	an Insolvency Event shall have occurred with respect to Seller or any Guarantor or any of their respective Affiliates or Subsidiaries; or Seller shall admit in writing its inability to, or intention not to, perform any of its obligations under this Agreement or any of the other Principal Agreements; or Buyer shall have determined in good faith that Seller is unable to meet its financial commitments as they come due;”

(f)	Section 11.1 is hereby amended by adding at the end of section (s) “;” and adding the following new sections immediately thereafter:

“(t)	any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to (i) condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property or assets of Seller or any its Affiliates or Subsidiaries; (ii) displace the management of Seller or any of its Affiliates or Subsidiaries or to curtail its authority in the conduct of their respective business; or (iii) to remove, limit or restrict the approval of Seller or any of its Affiliates or Subsidiaries as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and any such action provided for in this subsection (t) shall not have been discontinued or stayed within thirty (30) days; or

(u)	a Change of Control shall occur with respect to Seller.”

(g)	Section 14.11(a) is hereby amended by revising the address for notices to Buyer as follows (with the added language underlined for ease of review):

“If to Buyer:	Bank of America, N.A.
4500 Park Granada
Mail Code: CA7-910-02-38
Calabasas, California 91302
Attention: Adam Gadsby
Telephone: (818) 225-6541
Fax: (213) 457-8707
E-mail: Adam.Gadsby@baml.com

and

Bank of America, N.A.
225 West Hillcrest Drive
Mail Code: CA6-918-01-03
Thousand Oaks, California 91360
Attention: Rayanthi De Mel, Assistant Vice President
Telephone: (805) 917-0716
Fax: (805) 917-0741
E-mail: Rayanthi.De.Mel@baml.com

With copies to:

Bank of America, N.A.
One Bryant Park, 11th Floor
Mail Code: NY1-100-11-01
New York, New York 10036
Attention: Eileen Albus, Vice President, Mortgage Finance
Telephone: (646) 855-0946
Fax: (646) 855-5050
E-mail: Eileen.Albus@baml.com

and

Bank of America, N.A.
50 Rockefeller Plaza
Mail Code: NY1-050-12-03
New York, NY 10020
Attention: Mr. Michael McGovern Esq.
Telephone: (646) 855-0183
E-mail: Michael.McGovern@bankofamerica.com”

(h)	Section 14.11(b) is hereby amended by revising the address for emails to Buyer as follows (with the added language underlined for ease of review):

“If to Buyer:	Eileen.Albus@baml.com
Michael.McGovern@bankofamerica.com
Adam.Gadsby@baml.com and
Rayanthi.De.Mel@baml.com”

(i)	Section 14.23 of the Agreement is hereby amended by deleting each of “Office of Thrift Supervision (“OTS”)” and “OTS” in its entirety, and replacing them with “Office of the Comptroller of the Currency (“OCC”)” and “OCC”, respectively.

(j)	Exhibit A to the Agreement is hereby amended by deleting the definitions of “Applicable Rate”, “Business Day”, “Tangible Net Worth” and “Total Liabilities” in their respective entireties and replacing them with the following (with the added language underlined for ease of review):

“Applicable Pricing Rate: With respect to any date of determination, the greater of (i) One-Month LIBOR, and (ii) the LIBOR Floor. It is understood that the Applicable Pricing Rate shall be adjusted on a daily basis.

Business Day: Any day, excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York and the State of California or as may otherwise be published on Buyer’s website(s).

Tangible Net Worth: As of any date of determination, (i) the net worth of Seller and its consolidated Subsidiaries, on a combined basis, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights) and any and all advances to, investments in and receivables held from Affiliates, and minus (iii) loans held for investment and real estate owned net of acceptable financing (financing must be deemed acceptable by Buyer).

Total Liabilities: As of any date of determination, the sum of (i) the total liabilities of Seller on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of Seller’s financial statements, plus (ii) to the extent not already included under GAAP, the total aggregate outstanding amount owed by Seller under any purchase, repurchase, refinance or other similar credit arrangements, plus (iii) to the extent not already included under GAAP, any “off balance sheet” purchase, repurchase, refinance or other similar credit arrangements, minus (iv) non-recourse debt.”

(k)	Exhibit A to the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Correspondent Mortgage Loan: A Mortgage Loan originated by a third party originator and acquired by Seller in accordance with Seller’s correspondent Mortgage Loan program.

FICO Score: The credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores on the origination date of a Mortgage Loan; provided, that if (a) two separate credit scores are obtained on such origination date, the FICO Score shall be the lower credit score; and (b) three separate credit scores are obtained on such origination date, the FICO Score shall be middle credit score.

Governmental Authority: With respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

One-Month LIBOR: The daily rate per annum (rounded to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market, as published on the Official BBA LIBOR Fixings page by Bloomberg or in the Wall Street Journal as of the date of determination; provided, that if Buyer determines that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance materially and adversely affecting the London interbank market, shall make it unlawful, impractical or commercially unreasonable for Buyer to enter into or maintain Transactions as contemplated by this Agreement using One-Month LIBOR, then Buyer may, in addition to its rights under Section 4.5 herein, select an alternative rate of interest or index in its discretion.

Subsidiary: With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.”

(l)	Exhibit L: Representations and Warranties Concerning Purchased Assets is hereby amended by deleting clause “(a)” thereof in its entirety and replacing it with the following (with the modified text underlined for review purposes):

“(a)	Eligible Loan. The Mortgage Loan is a Conventional Conforming Mortgage Loan, Government Mortgage Loan, Jumbo Mortgage Loan, Super Jumbo Mortgage Loan, Bond Loan- 1st Lien, or HARP Mortgage Loan, as applicable. The Mortgage Loan is a legal, valid and binding obligation of the Mortgagor thereunder, enforceable in accordance with its terms and subject to no offset, defense or counterclaim, obligating Mortgagor to make the payments specified therein.”

2.	No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

3.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.	Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

5.	Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.

6.	Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

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IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.		LOANDEPOT.COM, LLC

By:		By:

Name:	Rayanthi De Mel	Name:

Title:	Assistant Vice President	Title:
Bank of America, N.A.

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.	LOANDEPOT.COM, LLC

By:	By:

Name:	Name:

Title:	Title: